MEMBERSHIP INTEREST PURCHASE AGREEMENT

Dated effective as of July 25, 2023

among

Business Funding Group, LLC,

the “Company”;

Certain Members of the Company,

collectively the “Sellers”;

    AND

FINWISE BANCORP,

the “Buyer”
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Schedules & Exhibits

Company Schedules

Schedule 2.1    -    Sellers
Schedule 4.4(a)    -    Equity Interests
Schedule 4.6    -    Contracts
Schedule 4.7(a)    -    Financial Statements
Schedule 4.18    -    Real Property
Schedule 4.22(a)    -    Obligations to Seller or Beneficial Owner
Schedule 4.22(b)    -    Obligations to Related Parties

Buyer Schedules

Schedule 5.5(a)    -    Financial Statements
Schedule 5.6    -    No Material Changes

Exchangor Schedules
Schedule 6.14    -    Beneficial Owners
Schedule 6.15    -    Foreign Person

Exhibits
Exhibit 8.13     -    FIRPTA

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

    This Membership Interest Purchase Agreement (the “Agreement") is made as of the 25th day of July, 2023, among FinWise Bancorp, a Utah bank holding company (the “Buyer”), Business Funding Group, LLC, a Connecticut limited liability company (the “Company”), certain Members of the Company identified on Schedule 2.1 to this Agreement (each a “Seller” and collectively, the “Sellers”) and the natural persons identified on the signature pages who beneficially own the membership interests in the Company held by the Sellers who are not natural persons (collectively the “Beneficial Owners”).
    WHEREAS, the Company is a Small Business Loan origination company;
    WHEREAS, Buyer owns 4,700 Class A Voting Units and 5,300 Class B Non-Voting Units of the Company, representing 10% of the outstanding membership interests of the Company;
    WHEREAS, the Sellers also owns outstanding membership interests of the Company;
    WHEREAS, Buyer desires to acquire an additional 10,000 Class A Voting Units in the aggregate from the Sellers representing an additional 10% membership interest in the Company (the “10% Membership Interest”);
    WHEREAS, the Sellers are each willing to sell to Buyer 2,500 Class A Voting Units, representing their respective share of the 10% Membership Interest being sold to Buyer, on the terms and subject to the conditions of this Agreement;
    WHEREAS, the purchase and sale of the additional 10% Membership Interest requires the authorization of the Managing Members of the Company;
    WHEREAS, the Managing Members of the Company have agreed to authorize the sale of the 10% Membership Interest to Buyer;
    WHEREAS, upon Closing of the purchase of the 10% Membership Interest, the Class B Non-Voting Units owned by Buyer shall be converted to Class A Voting Units; and
    WHEREAS, as a result of the foregoing, upon Closing, Buyer shall possess 20,000 Class A Voting Units representing a 20% voting interest in the Company.
    NOW, THEREFORE, the Company, Sellers, Beneficial Owners and Buyer intending to be legally bound, hereby agree as follows:
ARTICLE I
SALE AND PURCHASE OF MEMBERSHIP INTEREST
1.1Sale and Purchase of Membership Interest. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from each Seller, and each Seller agrees to sell, assign, transfer and deliver to Buyer, on the Closing Date (as defined in Section 3.1 below),

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2,500 Class A Voting Units, representing such Seller’s respective share of the 10% Membership Interest being sold to Buyer, free and clear of liens, claims and encumbrances of any kind. Upon Closing, Buyer will own an additional 10% of the outstanding membership interests of the Company and the existing 10% membership interests currently owned by Buyer, which interest is, comprised of Class A Voting Units representing 4.96% of the aggregate Membership Interests of the Company and Class B Non-Voting Units representing 5.04% of the aggregate Membership Interests of the Company. At Closing the Class B Non-Voting Units shall be converted into Class A Voting Units. Upon Closing, Buyers shall own 20% of the outstanding Membership Interests, on a fully-diluted basis – all of which Membership Interests shall be Class A Voting Units. The outstanding capitalization of the Company on a pre-closing and post-closing basis, respectively, is set forth on Schedule 4.4(a) hereto.
ARTICLE II
PAYMENT OF PURCHASE PRICE
2.1    Payment of Purchase Price for Membership Interests. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Sellers and Beneficial Owners herein set forth, and as consideration for the purchase and sale of the 10% Membership Interest, at Closing, Buyer shall issue to each Seller 93,033 shares of par value $0.001 Common Stock of Buyer, or an aggregate of 372,132 shares of par value $0.001 Common Stock of Buyer (the “Exchange Shares”); provided that the Average FinWise Share Price is less than $12.63 per share and greater than $6.00. If the Average FinWise Share Price is less than $6.00 per share, the Company shall have the right, upon written notice to Buyer, to terminate this Agreement. If the Average FinWise Share Price is more than $12.63 per share, Buyer shall have the right, upon written notice to the Company to terminate this Agreement. Upon termination of this Agreement pursuant to this Section 2.1, this Agreement shall be null and void ab initio. For purposes of this Agreement, “Average FinWise Share Price” shall mean the average of the last sales prices per share of FinWise Common Stock on the Nasdaq National Market for the ten (10) consecutive trading days preceding the Closing Date. The number of Company Class A Voting Units being sold by each Seller and the number of Exchange Shares to be received in consideration therefor is set forth on Schedule 2.1 hereto.

ARTICLE III
THE CLOSING
3.1    Time and Place of Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at 10:00 a.m., five business days after approval, if necessary, from the Utah Department of Financial Institutions for Buyer to issue the Exchange Shares and/or, to the extent required for Buyer to acquire the additional 10% Membership Interest in the Company, the Federal Reserve Board. The Closing shall take place at the office of legal counsel for Buyer, or at such other time and place upon which the parties may agree; provided that, either party may participate remotely in the Closing by electronic

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delivery of documents and/or funds. The date on which the Closing is held shall be called the “Closing Date.”
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND BENEFICIAL OWNERS REGARDING THE COMPANY
    Each of Jarret Prussin (individually and on behalf of Nyrmac, LLC), Yaakov Markowitz (individually), Paul Brown (on behalf of OIC Nominees Limited) and Menachem Wilenkin (on behalf of the Mendy Wilenkin LLC), individually and as Sellers hereby jointly and severally represent and warrant to Buyer as follows:
4.1    Organization, Standing and Authorization.
(a)    Company. The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Connecticut; (ii) has the power and authority to own the properties and assets now owned by it and to conduct the business presently being conducted by it. The Company is qualified to do business in the state of New York and each other state in which the failure to so qualify could reasonably be expected to have a material adverse effect on the Company’s assets, liabilities, results of operations, condition (financial or otherwise), property, prospects or business (a “Material Adverse Effect”). A true, correct and complete copy of the Company’s Articles of Organization and the Amended and Restated Operating Agreement dated December 31, 2019 (the “Operating Agreement”) have previously been provided to the Buyer. Neither the Articles of Organization nor the Operating Agreement have been amended since December 31, 2019.
(b)    Subsidiaries. The Company does not have any subsidiaries.
(c)    Authorization. All action on the part of the Company and its Managing Members, officers and members necessary for the authorization, execution and delivery of the Agreements by the Company, the transfer of the 10% Membership Interest to Buyer, the conversion of the Class B Non-Voting Units to Class A Voting Units, the admission of Buyer as a member of the Company, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.
4.2    Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement including all Schedules and Exhibits hereto, or any of the other instruments and documents required or contemplated hereby and thereby (“Transaction Documents”) by the Sellers, the Company and/or the Beneficial Owners, nor the performance by the Sellers, the Company and/or the Beneficial Owners of the transactions contemplated hereby and thereby,

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conflicts with, or constitutes a breach of or a default under (i) the Articles of Organization or Operating Agreement of the Company; or (ii) any agreement or document to which the Sellers or Beneficial Owners are bound; or (iii) any law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect that is applicable to the Company, the Sellers and/or the Beneficial Owners; or (iv) any rule or regulation of any administrative agency or other governmental authority currently in effect that is applicable to the Company, Sellers and/or the Beneficial Owners; or (iv) any agreement, loan, indenture, contract or instrument to which the Company, the Beneficial Owners or the Sellers are now a party or by which any of the assets of the Company are bound.
4.3    Consents. No authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any other third party, is or will be necessary in connection with the execution, delivery and performance of this Agreement or the Transaction Documents by Sellers or the Company or the Beneficial Owners.
4.4    Membership Interests. Schedule 4.4(a) sets forth a complete list and description of the outstanding membership interests of the Company and the identity of each member of the Company, in each case indicating the percentage interest held by each Member. All membership interests have been and are duly issued in compliance with all applicable laws. Sellers have the full legal power to transfer and deliver the 10% Membership Interest being transferred in accordance with this Agreement, and delivery of such 10% Membership Interest to Buyer pursuant hereto will convey good and marketable title thereto, free and clear of all liens and encumbrances, claims and other charges thereon of any kind. Seller also has full legal power to convert Buyer’s Class B Non-Voting Units to Class A Voting Units and at Closing all of the Class B Non-Voting Units owned by Buyer shall be converted into Class A Voting Units. On the Closing Date, there will be no preemptive or first refusal rights to purchase or otherwise acquire the 10% Membership Interest in the Company pursuant to any provision of law or the Articles of Organization or Operating Agreement of the Company or by any other agreement, nor will there be any outstanding warrants, options, or other rights to subscribe for or purchase or acquire from the Company any membership or other interest in or rights in the Company, including distribution right.
4.5    Assets. As of the Closing, the “Assets” of the Company will include all of the tangible and intangible assets of the Company as reflected on the most recent financial statements of the Company attached hereto as Schedule 4.7(a). The accounts receivable of the Company are reflected properly on its books and records and have been billed or invoiced in the ordinary course of business consistent with past practice. The Assets are not subject to any liens or encumbrances.
4.6    Contracts. Schedule 4.6 sets forth a complete and correct list of all agreements, contracts and commitments of the following types to which the Company is a party or by which the Company or any of the Assets of the Company are bound and as to which the Company has any outstanding material obligations as of the date hereof (the “Contracts”):

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(a)    each contract, other than contracts entered into in the ordinary course of the Company’s business, currently in effect which contains any provisions requiring the Company to indemnify or act for, or guarantee the obligation of, any other person or entity;
(b)    each agreement restricting the Company from conducting business;
(c)    each partnership or joint venture contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to any of the Company’s business or any portion thereof;
(d)    each contract under which the Company provides services, which involves consideration of more than $50,000 other than contracts entered into in the ordinary course of business relating to loan origination services;
(e)    each lease of real property, other than as set forth on Schedule 4.18; or
(f)    any other agreement not made in the ordinary and normal course of business which involves consideration of more than $50,000.
    Except as indicated on Schedule 4.6, each of the Contracts was entered into and requires performance in the ordinary course of business and is in full force and effect. The Company is not in material default under any Contract and there has not been asserted, either by or against the Company under any Contract, any written notice of default, set-off or claim of default. To Sellers’ Knowledge, the parties to the Contracts, other than the Company are not in material default of any of their respective obligations under the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a material default or material breach under any Contract. All amounts payable by the Company under the Contracts are, or will at the Closing Date be, on a current basis.
4.7    Financial Statements.
(a)    The unaudited balance sheets of the Company as of December 31, 2022 and 2021, and the related unaudited statement of earnings for the years then ended are each attached hereto as Schedule 4.7(a) (collectively the “Financial Statements”). The Financial Statements present fairly in all material respects the financial condition and results of operations of the Company at and for the year or period therein specified and are complete and accurate in all respects. The Financial Statements have been prepared in accordance with the Company’s policies and practices for the preparation of financial statements, consistently applied.
(b)    Except as expressly set forth on the Financial Statements, the Company does not have any material liabilities or obligations (whether absolute, accrued or contingent and whether due or to become due, including, without limitation, any off-balance sheet liabilities or guarantees of any obligations of any other person or entity) of any kind or nature.
4.8    Material Changes. Between the date of the Financial Statements and the date of Closing, there has not been any material adverse change in the condition (financial or otherwise) of the Assets, properties or operations of the Company or any loss of any of the Company’s

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business Assets, and during such period of time the Company has conducted business only in the ordinary and normal course. Sellers have identified and communicated to Buyer all material information known to Sellers, Beneficial Owners or the Company with respect to any fact or condition that is reasonably likely to adversely affect the future prospects (financial or otherwise) of the Company, other than information concerning the industry generally in which the Company conducts its business.
4.9    Licenses; Permits. The Company possesses all franchises, permits, licenses and any similar authority, such as governmental or other regulatory permits, authorizations or approvals required for the operation of the Company’s business, and all such licenses are in full force and effect.
4.10    Title, Condition of Personal Property. The Company has good and marketable title to, or valid and subsisting leasehold interests in, all of its personal property, and none of such property is subject to any security interest, pledge, lien, claim, encumbrance or charge, or restraint on transfer whatsoever other than Permitted Liens (as defined below). No other person has any right to the use or possession of any of such property which is owned and no currently effective financing statement with respect to such personal property has been filed under the Uniform Commercial Code in any jurisdiction, and the Company has not authorized any such financing statement or any security agreement to be filed. “Permitted Liens” shall mean taxes for amounts not yet due or payable; provided that such taxes have been appropriately reserved for on the books and records of the Company.
4.11    Legal Proceedings. There are no claims, actions, suits or proceedings or arbitrations (collectively “Actions”), either administrative or judicial, pending, or, to the Knowledge of the Sellers, overtly threatened against or affecting the Company, or the Company’s ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.
4.12    Employees. All compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full on the balance sheet contained in the Financial Statements) in accordance with the Company’s standard payroll practices and schedule and the applicable terms of the Company Benefit Plans, and other than as provided in any of the Company Benefit Plans listed on Schedule 4.14, there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses. There is not pending nor, to the Sellers’ Knowledge, threatened any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of their respective employees. The Company does not have any duty to bargain with any Union.
4.13    Undisclosed Liabilities. The Company does not have any liabilities except which individually or in the aggregate (i) have been set forth on the face of the Financial Statements (and not in any notes), (ii) have arisen in the ordinary course of business consistent

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with past practices since the date of such Financial Statements, or (iii) are executory obligations for the future performance by the Company under any Contracts identified in Section 4.6 that arise in the ordinary course of business, to the extent the existence of such obligations is ascertainable solely on the face of such Contracts (and not as a result of the breach or non-compliance of any Contract). The reserves, if any, established by the Company in the Financial Statements or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company.
4.14    ERISA. The Company does not contribute to, or is obligated to contribute to, under (a) welfare benefit plans (“Welfare Plan”) within the meaning of Section 3(1) of the federal Employee Retirement Income Security Act of 1974 (“ERISA”); (b) pension benefits plan within the meaning of Section 3(2) of ERISA; (c) equity bonus, equity purchase, equity option, equity appreciation right or similar equity-based plans; or (d) any other deferred compensation, retirement, welfare-benefit, bonus, incentive or fringe-benefit plan, program or arrangement (each a “Benefits Plan”). The Company has never been party to a Benefits Plan. The Company has no liability under any Benefit Plan.
4.15    Insurance and Surety Agreements. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.
4.16    Absence of Certain Events. Since the date of the Financial Statements, the Company has not, and from the date of this Agreement through the Closing Date, the Company will not have:
(a)    sold, assigned or transferred any of its Assets or properties, except in the ordinary course of business;
(b)    mortgaged, pledged or subjected its Assets to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever, other than a Permitted Lien;
(c)    made or suffered any amendment, modification or termination of any other contract, commitment, instrument or agreement involving consideration or liability in excess of $50,000, other than in the ordinary course of business;
(d)    failed to pay or discharge when due any liabilities, the failure to pay or discharge which has caused or will cause any actual damage or give rise to the risk of a loss to the Company in excess of $50,000;
(e)    changed any of the accounting principles followed by the Company or the methods of applying such principles;
(f)    incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business

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obligations incurred in the ordinary course of business and consistent with their prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, liabilities or financial condition of the Company;
(g)    suffered any change, event or condition which, in any case or in the aggregate, has had or could reasonably be expected to have a materially adverse effect on the Company’s condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in the Company’s revenues, costs, or relations with their employees, independent contractors, consultants, agents, customers or suppliers; or
(h)    except for the transactions contemplated hereby, entered into any transaction other than in the ordinary course of business involving consideration in excess of $50,000.
4.17    Compliance with Laws. The Company is in compliance with all laws, regulations, ordinances and court orders applicable to its business and operations except where such violation of such laws, regulations, ordinances and court orders would not have a material adverse effect on the financial condition of the Company, or its business or on the ability of the Parties to consummate the transactions contemplated by this Agreement.
4.18    Real Property. The Company does not own any real property and does not now, nor has it owned any “United States real property interest” as defined in Section 897(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the Treasury regulations promulgated thereunder. The Company leases the real property identified in the Lease or leases attached as Schedule 4.18.
4.19    Taxes.
(a)    (i) All Tax (as defined below) returns, statements, reports and forms, information or extensions with respect thereto required to be filed with any federal, state, local or other governmental department or court or other authority having jurisdiction over the Company (“Governmental Authority”) on or before the Closing Date by or on behalf of the Company (collectively, the “Tax Returns”), have been or will be timely filed on or before the Closing Date in accordance with all applicable laws; and (ii) the Company has timely paid (or made adequate accruals as reflected on the Financial Statements for) all Taxes payable by it.
(i)    The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee and complied in all material respects with all information reporting and backup withholding provisions of applicable law.
(ii)    No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that the Company is, or may be, subject to Tax by that jurisdiction.
(iii)    No waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

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(iv)    The liability of the Company for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).
(v)    All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.
(vi)    The Company is not a party to any Action by any taxing authority. There are no pending or, to the Sellers’ Knowledge, threatened Actions against the Company by any taxing authority.
(vii)    The Company has delivered to Purchaser copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2020.
(viii)    There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.
(ix)    The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.
(x)    No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.
(xi)    The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no liability for Taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.
(xii)    Except as set forth on Schedule 6.15, neither the Company nor any Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.
(b)    For purposes of this Agreement, "Tax" (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative, or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, unemployment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, governmental fee or other like assessment or charge of any

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kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by a Governmental Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person
4.20    Encumbrances Created by this Agreement. The execution and delivery of this Agreement, or any of the Transaction Documents, does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any of the Assets in favor of third parties.
4.21    Environmental Matters. The Company does not own any real property. Sellers are not aware of any contamination of any real property leased by the Company, including the soil and groundwater underneath such property, by any hazardous substance, as defined by any federal, state or local environmental laws or regulations (“Environmental Laws”) in any regulated form or quantity (a “Hazardous Substance”). The Company is, and at all times since January 1, 2019, the Company has been in compliance with all Environmental Laws applicable to the conduct of its business. None of the Company, or any of the real Property leased by the Company is subject to any pending claim, liability or obligation to any person arising under any Environmental Laws, nor has the Company received a summons, citation, directive, letter, notice of violation, request for information or other communication, written or oral, from any local, state or federal agency concerning any possible violation of Environmental Laws. To the extent any permit, approval or registration is or has been required to be obtained or maintained under any Environmental Law with respect to any real Property leased by the Company or any improvement of or on such property or any activity occurring on such property, each such permit, approval or registration has been obtained and is in good standing. In addition, all such permits, approvals and registrations have been disclosed to Buyer in writing. No real property currently or formerly owned or leased by the Company has been used to store or dispose of Hazardous Substances in violation of Environmental Laws.
4.22    Affiliate Transactions.
(a)    Set forth on Schedule 4.22(a) is a description of all obligations (a) owed by Seller or Beneficial Owner or any of such Seller’s or Beneficial Owner’s Affiliates (as defined below) (other than the Company) to the Company as of the date hereof, or (b) owed by the Company to any Seller or any of such Seller’s or Beneficial Owner’s Affiliates (other than the Company) as of the date hereof.
(b)    Set forth on Schedule 4.22(b) is a complete and correct list of all transactions between the Company and any present or former director, officer, partner, member, manager, stockholder or employee of the Company, or any of such Seller or Beneficial Owner’s Affiliates or immediate family members (each of the foregoing, a “Related Party”), on the other hand, other than (i) transactions involving payment by the Company of compensation to directors, officers or employees in the ordinary course of business (including any bonus, incentive compensation, retirement, deferred compensation or severance benefits) and (ii) transactions that do not involve continuing liabilities or obligations of the Company after the Closing.

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(c)    To Sellers’ Knowledge, and except as set forth on Schedule 4.22 or by reason of the ownership of securities that are listed for trading on any public exchange or quotation system, no Related Party: (i) owns any equity or other financial or voting interest in any direct competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company or the Business (other than Buyer); (ii) has any economic interest in any material contract or any ownership or economic interest in any property (real or personal, tangible or intangible, including intellectual property) that is currently used in the conduct of the Business by the Company or any Company Subsidiary; (iii) has any other financial interest in any transaction with the Company or any Company Subsidiary or involving any assets or property of the Company or any Company Subsidiary, other than business dealings or transactions conducted in the Ordinary Course of Business at prevailing market prices and on prevailing market terms.
(d)    For purposes of this Agreement, “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct the management and policies of such person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.
4.23    Power and Authority. The Company has all requisite power and authority to execute, deliver and perform this Agreement, and as of the Closing, the Company will have all requisite power and authority to execute and deliver the Transaction Documents required to be delivered by the Company to the Buyer at the Closing.
4.24    Binding Effect. This Agreement and all Transaction Documents executed by the Company, the Sellers and the Beneficial Owners each constitute the valid and binding obligations of each such party, enforceable against each such party in accordance with their respective terms.
4.25    Finders. No broker or finder has acted for the Company in connection with the Transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee, or other commission based in any way on agreements, understandings or arrangements with the Company.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
    Buyer represents and warrants to the Sellers and the Beneficial Owners as follows:
5.1    Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Buyer has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver the Agreements, to issue and sell the Exchange Shares and to perform its obligations pursuant to the Agreements and

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the Articles of Incorporation. The Buyer is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
5.2    Bank Subsidiary. Buyer is the sole shareholder of FinWise Bank (the “Subsidiary”).
5.3    Financial Statements. A copy of the Buyer’s audited consolidated Financial Statements for the years ended December 31, 2022, and 2021 are attached hereto as Schedule 5.3(a) (collectively, the “Financial Statements”). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Buyer as of the dates and during the periods indicated therein except as set forth in Schedule 5.5(b) with respect to material changes. The Financial Statements have been prepared in accordance with the books and records of the Buyer. The financial books and records maintained by the Buyer are true, correct and complete, have been maintained in accordance with good business practice, and accurately reflect the basis for the financial condition and results of operations set forth in the Financial Statements.
5.4    Buyer Reports. Since November 19, 2021, when the Buyer’s registration statement became effective, Buyer has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the SEC, including but not limited to Form 10-K, Form 10-Q, Form 8-K and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC and (iv) other applicable state securities or banking authorities. All such reports and statements filed with the SEC, the Federal Reserve Board, the FDIC and other applicable state securities or banking authorities are collectively referred to herein as the “Buyer Reports” as of their respective dates, or as amended and supplemented by subsequent reports, to the best knowledge of the offices of the Buyer, the Buyer Reports complied in all material respects with all the statues, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are, not misleading.
5.5    Absence of Material Changes. There has been no material changes, and no development involving a reasonably foreseeable prospective material change in or affecting the financial condition (present or prospective), business, properties, or operations of Buyer and its consolidated subsidiaries that is not reported in Buyer’s Reports.
5.6    Absence of Defaults Under Agreements. Except as set forth on Schedule 5.6, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of Buyer’s Articles of Incorporation, or Bylaws, or any agreement to which Buyer is a party or by which it is bound or to which any of its properties is subject, or result in the creation of any liens or encumbrances upon its assets, and no consents or waivers thereunder are required to be obtained in connection with the transactions contemplated hereby except for the approval of required regulatory authorities.

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5.7    Regulatory Approvals. Buyer shall (i) use reasonable efforts in good faith to obtain all necessary regulatory approvals and to take or cause to be taken all other action required under this Agreement on their part to be taken as promptly as practicable so as to permit the consummation of the transactions contemplated by this Agreement at the earliest possible date, and cooperate fully with the Company to that end, and (ii) furnish all necessary information for inclusion in any applications relating to the consents, approvals, and permissions of regulatory authorities. Buyer shall give the Company prompt notice of receipt of the regulatory approvals.

5.8    Brokers or Finders. The Buyer has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE BENEFICIAL OWNERS FOR THEMSELVES

    Each Seller and each Seller’s Beneficial Owner(s) (each, collectively an “Exchangor”) hereby, severally and not jointly, represents and warrants to the Buyer as follows:
6.1    No Registration. Such Exchangor understands that the Exchange Shares, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act.
6.2    Investment Intent. Such Exchangor is acquiring the Exchange Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Exchangor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Exchangor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Exchange Shares.
6.3    Investment Experience. Such Exchangor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Buyer and its Subsidiary and acknowledges that such Exchangor, can protect its own interests. Such Exchangor or its Purchaser Representative has such knowledge and experience in financial and business matters so that such Exchangor is capable of evaluating the merits and risks of its investment in the Buyer.

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6.4    Investment Risk. Such Exchangor understands and acknowledges that an investment in the Buyer involves substantial risks. Such Exchangor can bear the economic risk of such Exchangor’s investment and is able, without impairing such Exchangor’s financial condition, to hold the Exchange Shares for an indefinite period of time and to suffer a complete loss of such Exchangor’s investment.
6.5    Access to Data. Such Exchangor has had an opportunity to ask questions of, and receive answers from, the officers of the Buyer concerning this Agreement, the exhibits and schedules attached hereto, and the transactions contemplated by this Agreement, as well as the Buyer’s and its Subsidiary’s business, management and financial affairs, which questions were answered to its satisfaction. The foregoing, however, does not limit or modify the representations and warranties of the Buyer in Section 3 of this Agreement or the right of the Beneficial Owners to rely thereon.
6.6    Accredited Investor. Such Exchangor is either an existing shareholder of the Buyer or an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Buyer such further assurances of such status as may be reasonably requested by the Buyer except as otherwise indicated in the subscription agreement executed by such Exchangor.
6.7    Residency. The residency of the Exchangor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Beneficial Owners.
6.8    Rule 144 and Stock Transfer Restrictions. Such Exchangor acknowledges that the Exchange Shares must be (i) held for at least two years from the date of issuance under the Utah Financial Institutions Act and regulations promulgated thereunder and (ii) held under federal and state securities laws for an indefinite period of time until such shares are registered or can be traded pursuant to an exemption from registration. Such Exchangor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Buyer, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Such Exchangor understands that the current public information referred to above is not now available and the Buyer has no present plans to make such information available. Such Exchangor acknowledges and understands that the Buyer may not be satisfying the current public information requirement of Rule 144 at the time the Exchangor wishes to sell the Exchange Shares and that, in such event, the Exchangor may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. Such Exchangor acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Exchange Shares. Such Exchangor understands that, although Rule 144 is not exclusive, the Securities and Exchange

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Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.
6.9    Authorization

(a)    Such Exchangor has all requisite power and authority to execute and deliver the Agreements, to purchase the Exchange Shares hereunder and to carry out and perform its obligations under the terms of the Agreement. All action on the part of the Exchangor necessary for the authorization, execution, delivery and performance of the Agreement, and the performance of all of the Exchangor’s obligations under the Agreements, has been taken or will be taken prior to Closing.
(b)    The Agreement, when executed and delivered by the Exchangor, will constitute valid and legally binding obligations of the Exchangor, enforceable in accordance with their terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.
(c)    No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Exchangor in connection with the execution and delivery of the Agreements by the Exchangor or the performance of the Exchangor’s obligations hereunder or thereunder.

6.10    Brokers or Finders. Such Exchangor has not engaged any brokers, finders or agents, and neither the Buyer nor any other Exchangor has, nor will, incur, directly or indirectly, as a result of any action taken by the Exchangor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.
6.11    Tax Advisors. Such Exchangor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, such Exchangor relies solely on such advisors and not on any statements or representations of the Buyer or any of its agents, written or oral. The Exchangor understands that it (and not the Buyer) shall be responsible for its own tax liability that may arise as a result of this investment, or the transactions contemplated by the Agreements.
6.12    Legends. Such Exchangor understands and agrees that the certificates evidencing the Exchange Shares, or any other securities issued in respect of the Exchange Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legends:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE FINWISE BANCORP HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE FINWISE BANCORP AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED AS TO TRANSFER FOR A PERIOD OF TWO YEARS FROM THE DATE OF THIS CERTIFICATE PURSUANT TO THE RULES OF THE UTAH DEPARTMENT OF FINANCIAL INSTITUTIONS AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF THE DEPARTMENT.
6.13    Beneficial Owners. Schedule 6.14 sets forth a complete list and organizational structure of each Seller who is not a natural person identifying all direct and indirect owners of each such Seller, including each Beneficial Owner who will be issued one or more of Exchange Shares, in each case indicating and describing the nature of the Beneficial Owner’s ownership interest, including, percentage ownership, of the respective Seller owned or controlled by such Beneficial Owner. Such description shall identify all natural persons, if any, directly or indirectly, having an ownership interest in a Seller and detail such ownership interest. On the Closing Date, no person or entity will have an interest in or right to receive the Exchange Shares other than (a) the Beneficial Owners identified on Schedule 6.14 and (b) Sellers who are natural persons.
6.14    Foreign Person. Except as set forth on Schedule 6.15, none of the Sellers or the Beneficial Owners are foreign corporations, foreign partnerships, foreign trusts or foreign estates nor are any of the Sellers or Beneficial Owners otherwise included within the term “foreign persons”.

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ARTICLE VII
OBLIGATIONS OF THE PARTIES UNTIL CLOSING
7.1    Conduct of Business. Between the date of this Agreement and the Closing, both the Company and Buyer shall maintain their respective existence and shall conduct businesses in the customary and ordinary course of business consistent with past practice.
7.2    Negative Covenants of the Company and Buyer. Without the prior written approval of the Company, Buyer shall not, and without the prior written approval of Buyer, the Company shall not, between the date hereof and the Closing:
(a)    cause or intentionally permit to occur any of the events or occurrences described in Section 4.16 (Absence of Certain Events) of this Agreement;
(b)    dissolve, merge or enter into a share exchange with or into any other entity;
(c)    sell off any Assets other than in the ordinary course of business;
(d)    make any change to its organizational documents except as required herein;
7.3    Access to Information and Records before Closing. Prior to the Closing Date, each of Buyer and the Company may make, or cause to be made, such investigation of the other’s financial and legal condition as they deem necessary or advisable to familiarize itself with the other entity and/or matters relating to the other entity’s history or operation. Each of the Company and Buyer shall permit the other and its authorized representatives (including legal counsel and accountants), to have full access to such entity’s books and records upon reasonable notice and during normal business hours, and shall furnish, or cause to be furnished, to the other such financial and operating data and other information and copies of documents with respect to its business and Assets as the other shall reasonably request. The documents to which Buyer or the Company shall have access shall include, but not be limited to, the tax records and related work papers since January 1, 2016. Each of the Company and Buyer shall make, or cause to be made, such extracts thereof as the other or its representatives may request from time to time to enable the other and its representatives to investigate its affairs and the accuracy of the representations and warranties made in this Agreement. Each of the Company and Buyer shall cause their respective accountants to cooperate with the other and to disclose the results of audits relating and to produce the working papers relating thereto.

ARTICLE VIII
CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS
    Buyer’s obligations to consummate the purchase of the 10% Membership Interest is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one

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or more of which may be waived by Buyer in writing. Upon failure of any of the following conditions, Buyer may terminate this Agreement pursuant to and in accordance with Article X herein.
8.1    Representations and Warranties. The representations and warranties of the Sellers in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of such time except to the extent affected by the Transactions herein contemplated.
8.2    Performance of Covenants. The Sellers and the Company shall both have performed or complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing.
8.3    Legal Matters. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the Transactions shall have been issued and remain in effect.
8.4    Authorization Documents from Company. Buyer shall have received a copy of resolutions of the Company’s Managing Members authorizing the Company’s execution and full performance of the Transaction Documents.
8.5    Officer Certificate. Buyer shall have received a certificate, validly executed by the Manager Member of the Company for and on its behalf, to the effect that, as of the Closing, all of the conditions to the obligations of Sellers and the Company set forth in Article VII have been satisfied (unless otherwise waived in writing in accordance with the terms hereof).
8.6    Certificate of Managing Member of Company. Buyer shall have received a certificate, validly executed by the Secretary or a Managing Member of the Company, certifying as to (i) the terms and effectiveness of the Articles of Organization and Amended and Restated Operating Agreement of the Company, and all amendments thereto and the good standing of the Company, and (ii) the valid adoption of resolutions of the Manager Members of the Transactions.
8.7    Amendment of the Company’s Operating Agreement. The Company and each of its members including the Sellers shall contemporaneously with the Closing, amend the Company’s Operating Agreement to convert the Buyer’s Class B Non-Voting Units into Class A Voting Units, eliminate the Class B Non-Voting Units and reflect the transfer of Class A Voting Units as contemplated by this Agreement.
8.8    Approvals. The consent or approval of all persons necessary for the consummation of the transactions contemplated hereby shall have been granted, including without limitation, the approvals of state and federal banking regulators to the extent required to issue shares of Buyer or acquire the interest in the Company; and none of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Company’s business, other than as disclosed or approved

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hereunder, or (ii) shall impose on the Buyer any material condition or provision or requirement with respect to the Company’s business or its operation.
8.9    No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had or could reasonably be expected to have material adverse effect on the Company or its business or operations or the Property.
8.10    Authorization Documents from Exchangors. Buyer shall have received a copy of resolutions of the Exchangors authorizing the Company’s execution and full performance of the Transaction Documents and the exchange of the 10% Membership Interest for the Exchange Shares.
8.11    Certificate of Sellers. Buyer shall have received a certificate, validly executed by each Seller, who is not a natural person, certifying as to (i) the terms and effectiveness of its Organizational Documents and the good standing of such Seller, and (ii) the valid adoption of resolutions of its governing body and owners of the Transactions.
8.12    Compliance with Securities Laws. Buyer shall be satisfied that the exchange of ownership or offer and sale of the Exchange Shares shall have been approved by federal and state banking regulators, as applicable, and shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by of all necessary blue-sky law permits and qualifications required by any state, if any).
8.13    Other Documents. The Sellers and the Company shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by the Sellers and the Company pursuant to the terms hereof.
ARTICLE IX
CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS
    The Sellers’ and Beneficial Owners’ obligation to consummate the sale of the 10% Membership Interests is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by the Sellers in writing. Upon failure of any of the following conditions, Sellers may terminate this Agreement pursuant to and in accordance with Article X herein.
9.1    Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions herein contemplated.
9.2    Performance of Covenants. Buyer shall have performed or complied with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

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9.3    Legal Matters. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.
9.4    Authorization Documents from Buyer. The Company shall have received a copy of resolutions of the Buyer’s Board of Directors authorizing the Buyer’s execution and full performance of the Transaction Documents.
9.5    Officer Certificate. Buyer shall have received a certificate, validly executed by an Officer of the Buyer for and on its behalf, to the effect that, as of the Closing, all of the conditions to the obligations of Buyer set forth in Article IX have been satisfied (unless otherwise waived in writing in accordance with the terms hereof).
9.6    Certificate of Representative. Company shall have received a certificate, validly executed by the representative of the Buyer, certifying as to (i) the terms and effectiveness of the Articles of Incorporation and Amended and Restated Bylaws of the Buyer, and all amendments thereto and the good standing of the Buyer, and (ii) the valid adoption of resolutions of the Buyer’s Board of Directors of the Transactions.
9.7    Amendment of the Company’s Operating Agreement. The Company, and each of its members including the Buyer shall, contemporaneously with the Closing, amend the Company’s Operating Agreement to convert the Buyer’s Class B Non-Voting Units into Class A Voting Units, eliminate the Class B Non-Voting Units and reflect the transfer of Class A Voting Units as contemplated by this Agreement.
9.8    Approvals. The consent or approval of all persons necessary for the consummation of the transactions contemplated hereby shall have been granted, including without limitation, the approvals of state and federal banking regulators to the extent required to issue shares of Buyer or acquire the interest in the Company; and none of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Company’s business, other than as disclosed or approved hereunder, or (ii) shall impose on the Buyer any material condition or provision or requirement with respect to the Company’s business or its operation.
9.9    Regulatory Approval. The offer and sale of the Exchange Shares shall have been approved by federal and state banking regulators, as applicable, and shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by of all necessary blue-sky law permits and qualifications required by any state, if any).
9.10    Other Documents. Buyer shall have furnished Sellers with all documents, certificates and other instruments required to be furnished to Sellers by Buyer pursuant to the terms hereof.

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ARTICLE X
SURVIVAL AND INDEMNIFICATION
10.1    Survival of Representations, Warranties and Covenants. All representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive the Closing Date and for a period two (2) years after the Effective Date of Closing; provided that (i) the representations and warranties contained in Section 4.14 (ERISA), Section 4.19 (Taxes), Section 4.21 (Environmental), Section 5.15 (Tax Returns and Payments), and Section 5.18 (Environmental Laws) shall survive until thirty (30) days after the applicable statutes of limitation shall have expired; and (ii) the representations and warranties contained in Section 4.1 (Organization, Standing ad Authorization), Section 4.4 (Equity Interests), Section 5.1 (Organization, Good Standing and Qualifications), and Section 5.7 (Regulatory Approval) shall survive indefinitely. All representations and warranties related to any claim asserted in writing prior to the expiration of the applicable survival period shall survive (but only with respect to such claim) until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made. The covenants made by the parties in this Agreement shall survive the Closing.
10.2    Indemnification by Sellers.
(a)    Company. The Sellers shall jointly and severally indemnify and defend Buyer and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense incurred by Buyer (including, without limitation, reasonable attorneys' fees and expenses) (all of the foregoing hereinafter collectively referred to as “Loss”) resulting from:
(i)    any inaccuracy in any representation, or breach of any warranty, made by the Sellers in Articles IV; or
(ii)    any tax obligation or liability relating to a pre-closing period, including, without limitation, the audit or assessment of taxes by any federal, state or local authority.
(b)    Personal. The Sellers shall severally, but not jointly, indemnify and defend Buyer and hold it harmless with respect to any and all loss resulting from:
(i)    any inaccuracy in any representation, or breach of any warranty, made by the Sellers in Articles VI; or
(ii)    the breach of any covenant or undertaking by the Sellers or Beneficial Owners contained in this Agreement which survives the Closing and is not waived by Buyer at or prior to the Closing, including, without limitation, a breach of Sections 1.1 or 12.13; or
(iii)    a claim by any person other than the Beneficial Owners or the Sellers who are not natural persons that they are entitled to any of the Exchange Shares or that

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the transfer of any part of the 10% Membership Interest to Buyer was not properly authorized by the Sellers or is defective in any manner.
10.3    Indemnification by Buyer. Buyer shall indemnify and defend Sellers and hold it harmless against and with respect to any and all Loss resulting from:
(a)    any inaccuracy in any representation, or breach of any warranty, set forth in Article V; or
(b)    the breach of any covenant or undertaking by Buyer which survive the Closing and is not waived by Sellers at or prior to the Closing.
10.4    Assertion of Claims. Any claims for indemnification for breach of representations or warranties under Section 10.2(a) or 10.3(a) of this Agreement or the related Schedules must be asserted by written notice by a date which is two (2) years following the Effective Date of Closing or other limitations period provided in Section 10.1 above.
10.5    Control of Defense of Indemnifiable Claims. Any party seeking indemnification under this Agreement (an “Indemnitee”) shall give each party from whom indemnification is sought (an "Indemnitor") prompt written notice of the claim for which it seeks indemnification. Failure of the Indemnitee to give such prompt notice shall not relieve an Indemnitor of its indemnification obligation; provided that such indemnification obligation shall be reduced by any damages suffered by the Indemnitor resulting from a failure to give prompt notice hereunder. The Indemnitor shall be entitled to participate in the defense of such claim. If at any time the Indemnitor acknowledges in writing that the claim is fully indemnifiable under this Agreement, it shall have the right to assume total control of the defense of such claim at its own expense. The Indemnitee agrees not to settle such claim without the written consent of the Indemnitor which consent shall not be unreasonably withheld. Nothing contained in this Section 10.7 shall prevent either party from assuming total control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.
10.6    Limitations.
(a)    No Party shall be required to indemnify any other Party under this Article 10 unless written notice of a claim under this Article 10 was given by the Party seeking indemnification within fifteen (15) days after the end of the period specified in Section 10.4.
(b)    No Party may seek indemnification under Section 10.2(a) or 10.3 until the aggregate amount of claims against that the Party seeking indemnification (a “Claimant”) is entitled to be indemnified under this Agreement exceeds Thirty Thousand Dollars ($30,000.00), after which the Claimant shall be entitled to recover, and the Indemnitor(s) shall be obligated for, all losses, costs, liabilities, damages and expenses for Claimant in excess of the first Thirty Thousand Dollars ($30,000.00) of such losses; provided, however, that this deductible shall not apply to claims under Section 10.2(b).

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(c)    In addition to the foregoing, the Company, Sellers and Beneficial Owners’ (the “Selling Parties”) obligation to indemnify Buyer under Section 10.2(a), and Buyer’s obligation to indemnify the Selling Parties under Section 10.3, shall not exceed the amount equal to number of Exchange Shares issued pursuant to this Agreement, multiplied by the Average FinWise Share Price .
(d)    Further, the obligation of any individual Exchangor to indemnify Buyer under Section 10.2(b), and the Buyer’s obligation to indemnify an individual Exchangor, shall not exceed the amount equal to the number of Exchange Shares received by the Exchangor multiplied by the Average FinWise Share Price. For purposes of Section 10.6 (c) and (d), any entity that is a Seller and its Beneficial Owner(s) shall be treated as a single Exchangor.
(e)    In calculating the amount of losses to the Buyer or the Selling Parties under Section 10.2 and Section 10.3 such losses shall be reduced by any recovery from any third party (including insurance proceeds) as a result of the facts or circumstances giving rise to the losses.
10.7    Exclusions. Neither Party shall be liable for special, incidental, indirect or consequential damages or for loss of profits or revenues, even if such Party has been advised of the possibility of such damages unless such Party acts in bad faith; provided, however, that third party damages that are otherwise indemnifiable under Article X shall not be excluded from indemnification by reason that they include special, incidental, indirect or consequential damages of the third party or loss of profits or revenue of such third party. By way of clarification and not limitation, all third-party damages are hereby considered direct damages for purposes of indemnification.
ARTICLE XI
TERMINATION
11.1    Termination. This Agreement may be terminated at any time at or prior to the Closing by:
(a)    the Buyer, if any condition precedent to Buyer’s obligations hereunder, including without limitation those conditions set forth in Article VIII hereof, have not been satisfied by September 30, 2023;
(b)    the Sellers, if any condition precedent to the obligations of Sellers hereunder, including without limitation those conditions set forth in Article IX hereof, have not been satisfied by September 30, 2023; or
(c)    the mutual consent of Buyer and Sellers.
11.2    Effect of Termination. If a party terminates this Agreement because one of the conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other.

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ARTICLE XII
MISCELLANEOUS
12.1    Costs and Expenses. The costs incurred by the Buyer, the Company, Sellers and Beneficial Owners in connection with this transaction shall be borne and paid for each respective party, including legal and accounting fees and all costs and fees incurred in connection with obtaining approval for the transaction.
12.2    Benefit and Assignment. This Agreement binds and inures to the benefit of each party hereto and its or their respective heirs, successors and assigns.
12.3    Effect and Construction of this Agreement. This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.
12.4    Cooperation - Further Assistance. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.
12.5    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered, or five (5) business days after being sent by certified or registered mail, postage prepaid, properly addressed or one (1) business day after being sent by recognized overnight courier, fees prepaid, properly addressed, to the party or parties entitled to receive such notice at the respective addresses stated below:

If to the Buyer:	FinWise Bancorp, Inc. 756 Winchester, 1st Floor Murray, Utah 84107 Attn: Kent Landvatter
with a copy to:	R. Gary Winger Kirton McConkie 50 E. South Temple, Suite 400 Salt Lake City, Utah 84111

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If to the Members:	Business Funding Group, LLC 17 Dexter Road Westport, CT 06880

with a copy to:	Kurzman Eisenberg Corbin & Lever, LLP One North Broadway, 12th Floor White Plains, NY 10601 Attn: Kenneth S. Rose, Esq.

12.6    Waiver, Discharge, Etc. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.
12.7    Rights of Persons Not Parties. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.
12.8    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, disregarding any rules relating to the choice or conflict of laws.
12.9    Amendments, Supplements, Etc. This Agreement may not be amended except by an instrument in writing signed by each of the parties.
12.10    Severability. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.
12.11    Force Majeure. Performance by the parties of any of their respective covenants and obligations hereunder shall be excused in the event of acts in the nature of force majeure, such as riots, war, floods, other so-called acts of God, and impossibility of performance.
12.12    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.
[Signatures on Next Page]

4858-2107-0875

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

BUYER: FINWISE BANCORP By: Its:
THE COMPANY: BUSINESS FUNDING GROUP, LLC By: Its:
[Buyer and Company Signature Page to the Membership Interest Purchase Agreement]
4858-2107-0875

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

SELLERS: ______________________________ Yaakov Markowitz
Nyrmac, LLC ______________________________ By: Jarrett Prussin Its: Manager OIC Nominees Limited ______________________________ By: Paul Brown Its: Member
Mendy Wilenkin LLC ______________________________ By: Menachem Wilenkin Its: Manager

[Sellers Signature Page to the Membership Interest Purchase Agreement]
4858-2107-0875

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

Jarrett Prussin Beneficial Owner of Nyrmac, LLC Paul Brown Beneficial Owner of OIC Nominees Limited
Menachem Wilenkin Beneficial Owner of Mendy Wilenkin, LLC

[Beneficial Owners Signature Page to the membership Interest Purchase Agreement]
4858-2107-0875